SECURITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2003

S&T Bancorp, Inc
______________________________________________________________________

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania ____________________ (State or Other Jurisdiction of Incorporation)	0-12508 ____________________ (Commission File Number)	25-1434426 ____________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA ____________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ____________________

Item 5 - Other Events

S&T Bancorp today announced record earnings for the fourth quarter and the year ending December 31, 2002. Diluted earnings per share increased 9 percent in the fourth quarter to $0.48 per share from $0.44 per share in 2001. Net income also increased 9 percent to $12.9 million from $11.9 million in the year ago period. For the year ending December 31, 2002, diluted earnings per share increased 3 percent to $1.81 from $1.75 in 2001. Net income increased 3 percent to $48.6 million from $47.3 million in 2001.

ITEM 7 - Financial Statements, Proforma Financial Information and Exhibits

(c) Exhibits

(99) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

January 20, 2003	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary